SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2011

AXIUS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-147276	NA
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6A Easa Al Gurg Tower, 6th Floor, Baiyas Road, P.O.Box 186549, Dubai UAE
Address of principal executive offices

Registrant’s telephone number, including area code: 00971 44475722

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .     Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

     .     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On or about February 22, 2011 AXIUS INC. (hereinafter the “Company”) in accordance with Board of Directors resolution, entered into an Assignment Agreement (hereinafter the ”Agreement”) with Alpha Global Industries Ltd. (hereinafter “AGI”) as relates to a Memo Of Understanding (hereinafter “MOU”) between AGI and French Cosmetic Center Ltd. (hereinafter “FC”) pursuant to which AGI is entitled to commissions on all amounts invoiced and collected by FC from Evora Cosmetic and Wellness (hereinafter “Evora”).

The number of shares of Common Stock issued under the Agreement was 2,000,000 and the consideration received was assignment of certain commissions to be received by AGI as referred to in aforesaid Agreement and MOU.  No underwriters participated in this transaction and the securities were exempt from registration in accordance with Section 4(2) as a transaction by an issuer not involving a public offering with all 2,000,000 shares bearing a restricted legend under the Securities Act of 1933.

For more specific information regarding the Agreement reference herewith is made to Exhibit 10.1 to this Form 8K

Item 9.01 Financial Statements and Exhibits

(c)Exhibits

10.1 Assignment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIUS INC.

/s/ Roland Kaufman

Roland Kaufman

President, CEO and Director

Date: February 22, 2011

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